Exhibit 5.3

CONYERS DILL & PEARMAN 29th Floor One Exchange Square 8 Connaught Place Central Hong Kong T +852 2524 7106 | F +852 2845 9268 conyers.com

4 October 2022

Matter No.: 864750
Doc ref: 108492546
852 2842 9530
Richard.Hall@conyers.com

Newegg Commerce, Inc.

17560 Rowland Street

City of Industry, CA 91748

United States of America

Dear Sir/ Madam,

Re: Newegg Commerce, Inc. (the “Company”)

We have acted as special British Virgin Islands legal counsel to the Company in connection with a registration statement on Form F-3 (File No. 333-265985) filed with the U.S. Securities and Exchange Commission (the “Commission”) on 1 July 2022, as amended by Amendment No. 1 filed with the Commission on 30 September 2022 and Amendment No. 2 filed with the Commission on 4 October 2022 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to, among other things, the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of 60,000,000 common shares in the Company of par value of US$0.021848 (“Common Shares”) to be sold by Digital Grid (Hong Kong) Technology Co., Limited (the “Selling Shareholder”).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined the following document(s):

1.1.	A copy of the Registration Statement.

We have also reviewed:

1.2.	a copy of the certificate of incorporation, the certificates of change of name, the current restated and amended memorandum and articles of association of the Company adopted on 13 May 2021 (the “M&A”), as obtained from the Registrar of Corporate Affairs at 3.30 p.m. on 20 September 2022;

Partners: Piers J. Alexander, Christopher W. H. Bickley, Peter H. Y. Ch’ng, Anna W. T. Chong, Angie Y. Y. Chu, Vivien C. S. Fung, Richard J. Hall, Norman Hau, Wynne Lau, Paul M. L. Lim, Michael J. Makridakis,
Teresa F. Tsai, Flora K. Y. Wong, Lilian S. C. Woo, Mark P. Yeadon

Consultant: David M. Lamb

BERMUDA | BRITISH VIRGIN ISLANDS | CAYMAN ISLANDS

1.3.	copies of resolutions in writing signed by all the directors of the Company and dated 30 June 2022 (the “Resolutions”);

1.4.	a copy of a certificate of good standing issued by the Registrar of Corporate Affairs and dated 20 September 2022;

1.5.	a copy of the register of members of the Company provided by Computershare, the Company’s transfer agent, 29 September 2022 (the “Certified Register of Members”); and

1.6.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us;

2.4.	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended;

2.5.	that there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein; and

2.6.	the validity and binding effect under the laws of the United States of America of the Registration Statement.

3.	QUALIFICATIONS

3.1.	We have undertaken no enquiry and express no view as to the compliance of the Company with the Economic Substance (Companies and Limited Partnerships) Act, 2018.

3.2.	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands. This opinion is to be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to and is given on the basis of the current law and practice in the British Virgin Islands. This opinion is issued solely for your benefit and use in connection with the matter described herein and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

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4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.	The Company is duly incorporated and existing under the laws of the British Virgin Islands in good standing (meaning solely that it has not failed to make any filing with any British Virgin Islands governmental authority or to pay any British Virgin Islands government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the British Virgin Islands).

4.2.	Based solely upon a review of the Certified Register of Members, the 222,821,592 Ordinary Shares registered in the name of the Selling Shareholder are validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman

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